SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 23, 2003

Husker Ag, LLC

(Exact name of Registrant as specified in its charter)

Nebraska	000-49773	47-0836953
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

54048 Highway 20 P.O. Box 10 Plainview, Nebraska		68769
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (402) 582-4446

Item 1.  Changes in Control of Registrant

Not Applicable.

Item 2.  Acquisition or Disposition of Assets

Not Applicable.

Item 3.  Bankruptcy or Receivership

Not Applicable.

Item 4.  Changes in Registrant’s Certifying Accountant

Not Applicable

Item 5.  Other Events

                On June 23, 2003, Husker Ag, LLC f/k/a Husker Ag Processing, LLC (the “Company”) held its 2003 Annual Meeting of Members.  At the meeting, the members elected four Class II Directors to serve until the 2006 Annual Meeting of Members and until their successors are elected.   The following incumbent directors were elected by the members: Mike Kinney, David A. Kolsrud and J. Alex Thramer.  Ryan Koinzan, an incumbent member of the board of directors, elected not to run for re-election and Stanley A. Gyberg was elected in Mr. Koinzan’s place.

Item 6.  Resignation of Registrant’s Directors

Not Applicable.

Item 7.  Financial Statements and Exhibits

Not Applicable.

Item 8.  Change in Fiscal Year

Not Applicable.

Item 9.  Regulation FD Disclosure

Not Applicable.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HUSKER AG, LLC

Dated: June 30, 2003	By:	/s/ Gary Kuester
Gary Kuester, Chairman of the Board
and President